UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: October 21, 2004

BANK OF SOUTH CAROLINA CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

256 Meeting Street, Charleston, SC 29401

(Address of principal executive offices) (Zip Code)

(843)724-1500

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2004

/s/ William L. Hiott, Jr.

William L. Hiott, Jr. Executive Vice President and Treasurer

Exhibit

Charleston, SC- The Board of Directors of Bank of South Carolina Corporation, at its meeting October 21, 2004 in its 256 Meeting Street banking house, announced earnings for the 3rd quarter of 2004 of $424,301 or $.15 per share, down 23% from 3rd quarter 2003 earnings of $552,403 or $.20 per share. Earnings for the first nine months of 2004 were $1,320,694 or $.47 per share, a decline of 11% from 2003’s nine months earnings of $1,479,522 or $.53 per share. The bank’s net interest margin increased 38 basis points from June of 2004 to September 2004. Return on average assets and average equity for the 3rd quarter of 2004 were .93% and 8.88%, respectively, and compare to 3rd quarter 2003 returns on average assets and average equity of 1.25% and 11.22%, respectively.

Hugh C. Lane, Jr., President of The Bank of South Carolina, stated: “The bank remains very asset sensitive and very liquid, which will remain positive for our margins as rates rise. We would like to improve our loan to deposit ratio; however, loan demand is far from robust and deposit growth has been strong with deposits increasing $23 million from September 30, 2003 to September 30, 2004. Deposits remain the raw material for a community bank and we are pleased with our growth. We have come through a difficult earnings cycle and, looking back, our earnings held up well under the circumstances. However, as we move through the current cycle, we plan to take steps to protect our margins for the next decline in interest rates. With the year closing, we are planning for 2005, which will have another set of challenges and opportunities.”

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community. It is also available on its’ website at www.banksc.com. Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol “BKSC”. Market makers for the stock for Bank of South Carolina Corporation are: Robinson Humphrey Company, Inc., Sterne, Agee and Leach Inc., Scott & Stringfellow, Inc., Nite Securities, LP and Speer, Leeds and Kellogg.

Bank of South Carolina
Corporation (BKSC)
Report of Earnings

	September 30,	September 30,
	2004	2003

Shares Outstanding BKSC Common Stock	2,805,610	2,805,610

Book Value Per Share	$7.06	$6.99

Total Assets	$198,701,263	$174,966,282

Quarter Ending

Net Income	$424,301	$552,403

Basic Earnings Per Share	$.15	$.20

Diluted Earnings Per Share	$.15	$.20

Weighted Average Shares Outstanding Basic	2,805,610	2,805,610

Weighted Average Shares Outstanding Diluted	2,809,415	2,826,393

Nine Months Ending September 30

Net Income	$1,320,694	$1,479,522

Basic Earning Per Share	$.47	$.53

Diluted Earnings Per Share	$.47	$.53

Weighted Average Shares Outstanding Basic	2,805,610	2,805,610

Weighted Average Shares Outstanding Diluted	2,815,649	2,812,538